UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 HAOMANUT STREET, 1ST FLOOR
POLEG INDUSTRIAL ZONE, NETANYA, ISRAEL 4250445
 (Address of principal executive offices, including zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events.

On August 23, 2016, the Board of Directors of magicJack VocalTec Ltd. (the "Company") fixed October 7, 2016 as the date for the 2016 annual general meeting of the shareholders (the "Annual Meeting") of the Company.  The Board established August 29, 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.  The time and location of the Annual Meeting will be as set forth in the Company's proxy statement for the Annual Meeting.

Because the Annual Meeting will be held more than 30 days from the anniversary date of the 2015 annual general meeting of the shareholders, shareholders of the Company who wish to have a proposal considered for inclusion in the Company's proxy materials for the Annual Meeting must ensure that such proposal is received by the Company's Secretary at the Company's principal executive offices located at 12 Haomanut Street, 1st Floor, Poleg Industrial Zone, Netanya, Israel 4250445 or by fax to (561) 514-9441, on or before August 29, 2016, which the Company has determined is a reasonable time before it expects to begin to print and send its proxy materials. All shareholder proposals must comply with the requirements of Israeli law, the rules and regulations promulgated by the Securities and Exchange Commission and the Company's Articles of Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Jose Gordo
Name:	Jose Gordo
Title:	Chief Financial Officer

Date: August 25, 2015